As filed with the Securities and Exchange Commission on July 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Clarivate Plc

(Exact Name of Registrant as Specified in Its Charter)

Jersey, Channel Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE

United Kingdom

(Address of Principal Executive Offices) (Zip Code)

Clarivate Plc Amended and Restated 2019 Incentive Award Plan

(Full Title of the Plan)

Clarivate Analytics (US) LLC
1500 Spring Garden Street
Philadelphia, PA 19103

Attention: Legal Department
(Name and Address of Agent for Service)

(215) 386-0100

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kyoko Takahashi Lin, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Clarivate Plc (the “Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 25,000,000 of the Registrant’s ordinary shares under the Clarivate Plc Amended and Restated 2019 Incentive Award Plan, as amended and restated (the “Plan”), as approved by the shareholders of the Registrant on May 7, 2025. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on May 13, 2019 (Registration No. 333-231405) and March 12, 2024 (Registration No. 333-277865). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 19, 2025;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s ordinary shares contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 19, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant	8-K	001-38911	3.1	May 12, 2021
5.1	Opinion of Ogier					X
23.1	Consent of PricewaterhouseCoopers LLP					X
23.2	Consent of Ogier (contained in Exhibit 5.1)					X
24.1	Power of Attorney (see signature page)					X
99.1	Clarivate Plc Amended and Restated 2019 Incentive Award Plan	10-Q	001-38911	10.1	July 30, 2025
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on this 31st day of July, 2025.

Clarivate Plc

Date:	July 31, 2025	/s/ Jonathan M. Collins
Jonathan M. Collins
Executive Vice President & Chief Financial Officer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Clarivate Plc, has signed this Registration Statement in the City of New York, State of New York, on the 31st day of July, 2025.

CLARIVATE ANALYTICS (US) LLC

By:	/s/ John Doulamis
Name:	John Doulamis
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Registrant do hereby constitute and appoint Matitiahu Shem Tov, Jonathan Collins, and John Doulamis, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matitiahu Shem Tov	Chief Executive Officer and Director	July 31, 2025
Matitiahu Shem Tov	(Principal Executive Officer)

/s/ Jonathan M. Collins	Executive Vice President and Chief Financial Officer	July 31, 2025
Jonathan Collins	(Principal Financial Officer)

/s/ Michael Easton	Senior Vice President and Chief Accounting Officer	July 31, 2025
Michael Easton	(Principal Accounting Officer)

/s/ Andrew M. Snyder	Director and Chairman of the Board of Directors	July 31, 2025
Andrew M. Snyder

/s/ Valeria Alberola	Director	July 31, 2025
Valeria Alberola

/s/ Jane Okun Bomba	Director	July 31, 2025
Jane Okun Bomba

/s/ Kenneth Cornick	Director	July 31, 2025
Kenneth Cornick

/s/ Usama N. Cortas	Director	July 31, 2025
Usama N. Cortas

/s/ Suzanne Heywood	Director	July 31, 2025
Suzanne Heywood

/s/ Adam T. Levyn	Director	July 31, 2025
Adam T. Levyn

/s/ Anthony Munk	Director	July 31, 2025
Anthony Munk

/s/ Dr. Wendell E. Pritchett	Director	July 31, 2025
Dr. Wendell E. Pritchett

/s/ Saurabh Saha	Director	July 31, 2025
Saurabh Saha